FIRST AMENDMENT AND AGREEMENT
TO
CONSIGNMENT AGREEMENT

FIRST AMENDMENT AND AGREEMENT TO CONSIGNMENT AGREEMENT (the “First Amendment”), dated as of February 8, 2013, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 (“HSBC”), and DENTSPLY INTERNATIONAL INC., a Delaware corporation with its principal place of business at Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania 17401 (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into a Consignment Agreement dated as of December 6, 2010 (the “Consignment Agreement”) pursuant to which HSBC extended a consignment facility to the Company; and

WHEREAS, the parties hereto desire to amend the Consignment Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.•••••••••••••••••••••••••All capitalized terms used herein without definition shall have the definitions assigned by the Consignment Agreement.
2.Effective the date hereof, Paragraph 1.11 of the Consignment Agreement containing a definition of “Consignment Limit” is amended in its entirety to read as follows:
“1.11.    Consignment Limit” means:
(a)    Seventy-Five Million Dollars ($75,000,000); or

(b)
such limit as the Consignor and the Company may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit B attached hereto and made a part hereof or in such other form as the Consignor shall require, with a copy to the Bank in any case; or

(c)	such other limit as the Consignor may approve in its sole discretion.”

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3.Effective the date hereof, Paragraph 1.14 of the Consignment Agreement containing a definition of “Credit Agreement” is amended in its entirety to read as follows:
“1.14.    “Credit Agreement” means that certain $500,000,000 CREDIT AGREEMENT dated as of July 27, 2011 among DENTSPLY INTERNATIONAL, INC., the Subsidiary Borrowers Party thereto, the Lenders Party thereto JPMORGAN CHASE BANK, N.A., as Administrative Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, CITIGROUP GLOBAL MARKETS INC., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and WELLS FARGO BANK, N.A. as Co-Documentation Agents and MORGAN STANLEY SENIOR FUNDING, INC. and J.P. MORGAN SECURITIES LLC, as Joint Bookrunners and Joint Lead Arrangers.”
All references to the Credit Agreement in the Consignment Agreement, including without limitation references in Paragraphs 1.27, 6.11, 7.11, 7.15 and 8.1(d), shall be deemed to mean and refer to the Credit Agreement as defined above.
4.Effective the date hereof, Paragraph 1.1 of Exhibit D to the Consignment Agreement containing a definition of “Consignment Period” is amended in its entirety to read as follows:
“1.1.    “Consignment Period” means the period beginning on the Drawdown Date and ending one (1) week, one (1) month, two (2) months, three (3) months, six (6) months, twelve (12) months or twenty-four (24) months after such Drawdown Date (or such other period as the Consignor and the Company shall agree upon from time to time thereafter), as the Company may select in its relevant notice pursuant to Paragraph 2.2 or 2.6 of this Exhibit D; provided, however, that, if such Consignment Period would otherwise end on a day which is not a London Banking Day, such Consignment Period shall end on the next following London Banking Day.”
5.As a material inducement to HSBC, the Company hereby represents and warrants to HSBC (which representations and warranties, unless made expressly and solely as of the date hereof, shall survive the execution of this First Amendment) that:

(a)    The Company has the requisite corporate power and authority to execute, deliver and perform this First Amendment.

(b)    The execution, delivery and performance by the Company of the terms and provisions of this First Amendment have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter, certificate of incorporation or by-laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which the Company is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this First Amendment, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company pursuant to, any such indenture, agreement or other instrument.

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(c)    This First Amendment and all other agreements executed by the Company in connection herewith have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.
6.All necessary conforming changes to the Consignment Agreement occasioned by reason of this First Amendment are hereby deemed to be made.
7.The agreement of HSBC to enter into this First Amendment is subject to the following conditions precedent:

(a)    The representations and warranties set forth in Consignment Agreement shall be true and correct on and as of the date hereof, after giving effect to the amendments contained herein.

(b)    The Company shall have executed and delivered to HSBC, or caused to be executed and delivered to HSBC in form and substance acceptable to HSBC, upon the execution of this First Amendment, all agreements required by HSBC for the purpose of securing payment and performance of the Company’s obligations hereunder, together with any other documents required by the terms hereof or thereof, which agreements shall at all times remain in full force and effect.

8.All references to the “Consignment Agreement” in the Consignment Agreement shall from and after the effective date hereof refer to the Consignment Agreement, as amended hereby.
9.Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

10.The Company covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by HSBC (including reasonable and documented fees and disbursements of counsel) in connection with the preparation and implementation of this First Amendment.
*The next page is a signature page*

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IN WITNESS WHEREOF, the parties have executed this First Amendment and Agreement to Consignment Agreement as of the day and year first above written.

WITNESS:                    DENTSPLY INTERNATIONAL INC.

__________________________________    By:_________________________________
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:__________________________________
Title:

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